EXHIBIT 10.3

Trust Agreement

Trustor: Songyuan City North East Petroleum Technical Services Ltd.

Trustor is the person who is benefited from the contract, is called beneficiary.

Address: Comprehensive office at Zhanjiang Road, Qingnian Avenue, Economic and Technological Development Zone, Songyuan City, Jilin Province.

Assignee: Bing Wu Wang

ID card No.:410928611116961

According to the rule of correlative law and legislation of general rule of civil law of PRC and entrust law of PRC. The beneficiary and the assignee consulted friendly on the equal base and concluded the entrust contract. Its contents are as follows:

Chapter One; Entrust

5.	The beneficiary agreed to entrust assignee holding 10% shares (called entrusted shares bellow the sentence) of Yuqiao Oil and Gas Developing Co. Ltd in Songyuan City instead of himself and manage it.
6.	The assignee accepted the beneficiary’s entrustment and held the entrusted shares instead of him.

Chapter Two; Assignee’s duty

15.	Entrusted Declaration shows that the whole rights, interests and bonus (including production by himself or non-production) of entrusted shares should belong to the beneficiary unconditionally.
16.	The assignee guarantee that he will obey the written instruction of the beneficiary and cooperate unconditionally to deal with the entrusted shares, interests and bonus.

17.

The assignee should sign the credit contract according to the written instruction of the beneficiary and the beneficiary is the representative of the contract and exercise the voting right (including significant decision-making).

18.

According to the beneficiary’s demand, the assignee should notify all the information and data of Yuqiao Oil&Gas development of Co. and all information to the beneficiary which the shareholder should be known in time.

19.

The trustor has right to know the operation condition of Yuqiao Oil&Gas and the condition of income and expenses of financial affair and also has right to check and to duplicate the account papers and financial files.

20.	The assignee can not sell, exchange, lent, offset, pawn or handle the entrusted shares in any other way before getting the special written agreement from the beneficiary.
21.	The assignee can not plough back or cooperate or make a joint venture with others rely on the bonus from the entrusted shares without approval from beneficiary.

Chapter Three; The assignee’s consideration

The assignee knows that the beneficiary needs not to pay the consideration for entrusted shares which he held instead of beneficiary.

Chapter Four; Restrain any successor

The assignee restrains his any successor and assignee on the responsibility and duty of the contract.

Chapter Five; Entrust term of the contract

The entrust term of the contract is valid from the effective date of the contract to the date of the dismissal of Yu Qiao Oil &Gas development Co.

Chapter Six; The entrust will be terminated if one of the following circumstance exists:

7.	The aim of entrust has been come true;
8.	The party of entrust consults and makes an agreement;
9.	Add contract or not when the term is ended.

Chapter Seven: the responsibility of breach of contract

7.

If the assignee disobeys the aim of entrust to deal with the property of entrust or mismanage the entrusted affairs which lead to the loss of the trust property, then he should recover the entrust property as its original state or make compensation.

8.	If the assignee uses the entrust property to enlist interest for himself which lead to the loss of the trust property ,the assignee should bear the compensation responsibility .
9.	The assignee should undertake the duty for others’ debt if he violates managing duty or deals with entrust affair improperly.

Chapter eight: Application of law

Both assignee and beneficiary agree that the explanation of this contract is applicable. If there is no special or specific law item can be applicable, the contract should be explained and executed according to general rule of “Civil Law of PRC and “Trust Contract law of PRC” on the basis of the honest and creditable principle.

Chapter nine: Solution of controversy

If there is controversy in the process when the contract is being performed, it should be solved through consultation by each party. If it still can not be solved by consultation, they could agree to sue to the People’s court which has the jurisdiction right.

Chapter ten: The contract was signed on January 26, 2007, which has duplicate copy and each held by trustor(beneficiary)and the assignee.

TRUSTOR:
SONG YUAN NORTH EAST PETROLEUM TECHNICAL SERVICE CO., LTD.
By: /s/ Hong Jun Wang Hong Jun Wang Chairman of the board

ASSIGNEE:

By: /s/ Bing Wu Wang
Bing Wu Wang